UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2022

CHINA XD PLASTICS COMPANY LIMITED

(Exact name of registrant as specified in its charter)

Nevada	001-34546	04-3836208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 9 Dalian North Road, Haping Road Centralized Industrial Park, Harbin Development Zone, Heilongjiang Province, the PRC	150060
(Address of principal executive offices)	(Zip Code)

(86) 451-8434-6600

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2022, our Board of Directors of China XD Plastics Company Limited (the “Company”) appointed Ms Xing Tang as the Chief Financial Officer of the Company effective May 2, 2022.

Ms. Tang has nearly thirty years of experience in the accounting and finance industries. She served as accounting director of the Company since August 2010. From October 2008 to July 2010, Ms Tang worked as a financial analyst for a private consulting firm in New York. From 2004 to 2008, Ms. Tang worked as assistant financial controller at Wal-Mart (China) Investment Co., Ltd. From 1998 to 2001, she was employed as internal audit manager by IBM Technology Products Co., Ltd., and from 1994 to 1998, Ms. Tang served as auditor at Arthur Andersen (Shanghai) Business Consulting Co., Ltd. and K.W.T&F. BDO Binder. She holds an MBA from Seton Hall University with concentration in accounting and dual Bachelor’s Degrees in Foreign Affairs College and Sichuan University.

Ms. Tang will receive an annual base salary compensation of US$48,000 and performance based bonus of US$56,000 in connection with her appointment as the Company’s Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2022

CHINA XD PLASTICS COMPANY LIMITED

By:	/s/ Jie Han
Name:	Jie Han
Title:	Chief Executive Officer